UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               February 10, 2012

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (414) 319-8500

 (Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 10, 2012, Joy Global Inc. (the “Company”) completed its tender offer for the outstanding shares and options of International Mining Machinery Holdings Limited (“IMM”), a leading designer and manufacturer of underground mining equipment in China.  In the tender offer, IMM shareholders tendered 384,932,947 shares of IMM common stock, representing approximately 29.6% of the outstanding common stock of IMM, and elections to cancel 17.9 million options to purchase IMM common stock, representing 100% of IMM options.  The Company has accepted for purchase all tendered shares and elections to cancel options and will pay aggregate consideration for these securities of approximately $426.8 million, calculated at present exchange rates.

The tender offer resulted in the Company’s beneficial ownership of 1,285.4 million IMM shares, or approximately 98.9% of the outstanding common stock, for total consideration of approximately $1.4 billion.  The Company previously acquired 534.8 million shares, or approximately 41.1% of IMM’s outstanding common stock, on December 29, 2011 pursuant to a stock purchase agreement, dated as of July 11, 2011, as amended and restated on July 14, 2011, between TJCC Holdings Limited, the Company and the Company’s wholly owned subsidiary, Newco Hong Kong 123 Limited, for approximately $584.6 million.  The Company previously purchased 365.6 million IMM shares, or approximately 28.1% of IMM’s outstanding common stock, through open market purchases occurring on July 28, 2011, August 16, 2011 and September 2, 2011 for approximately $376.7 million.

The Company intends to effect the compulsory acquisition of the remaining IMM shares under applicable provisions of the Cayman Island Companies Law, under which IMM is incorporated.  The Company expects to pay consideration of approximately $16.3 million, calculated at present exchange rates, to complete the compulsory acquisition.  The Company currently expects to complete the compulsory acquisition of the remaining shares of IMM common stock in its third fiscal quarter.  The combined effect of these transactions will result in the Company’s beneficial ownership of 100% of the common stock of IMM.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Joy Global intends to file the financial statements of IMM by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro forma financial information.

Joy Global intends to file the pro forma financial statements reflecting its acquisition of IMM by amendment no later than 71 days after the date this Current Report is required to be filed.

(d) Exhibits.

99.1	Press Release, dated as of February 10, 2012, of Joy Global Inc. announcing the completion of the tender offer for the remaining outstanding shares of IMM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: February 13, 2012	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)